UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
RED RIVER BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RED RIVER BANCSHARES, INC.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2024
TO THE SHAREHOLDERS OF RED RIVER BANCSHARES, INC.:
The annual meeting of the shareholders of Red River Bancshares, Inc. is scheduled to be held virtually on Thursday, May 2, 2024, beginning at 2:00 p.m. Central Daylight Time. Pursuant to Louisiana Revised Statutes 12:1-709 and Red River Bancshares, Inc.’s bylaws, we have elected to hold our annual meeting in a virtual meeting format only, via a live webcast in which all shareholders as of the record date for the meeting can attend and participate. You will not be able to attend the annual meeting physically in person. Our virtual meeting format has been adopted by a number of public companies like ours, and we have engaged a nationally recognized platform provider to assist us with our virtual meeting process.
To attend the annual meeting, you must register in advance at www.proxydocs.com/RRBI prior to the registration deadline of Wednesday, May 1, 2024 at 2:00 p.m. Central Daylight Time. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you access to the annual meeting and permit you to submit written questions or statements during the meeting. You may also submit written questions or statements through the registration website until the registration deadline for the meeting. Questions or statements received from shareholders that are relevant to the business to be conducted at the annual meeting will, if appropriate, be read aloud and answered during the meeting. You will also be able to vote your shares electronically during the live webcast of the meeting. If you do not register to attend the meeting in advance of the May 1, 2024 registration deadline, you will not be admitted to the live webcast.
At the meeting, you will be asked to consider and vote upon the following:
1.A proposal to elect 11 directors; and
2.A proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2024.
You may also be asked to consider any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
We have fixed the close of business on March 1, 2024 as the record date for the annual meeting. Accordingly, only shareholders of record as of that date are entitled to notice of, to attend, and to vote at, the virtual annual meeting and any adjournment or postponement of the meeting.
Your vote is very important, and you are cordially invited to attend the virtual annual meeting. However, whether or not you expect to attend the meeting, we urge you to sign, date, and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. For your convenience, we have enclosed a self-addressed, stamped envelope for the return of your proxy card. Internet voting of your proxy in advance of the annual meeting is also available. Please see the instructions on your proxy card. Your prompt response will help reduce proxy solicitation costs, which are paid for by us. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the proxy statement.
The date of this proxy statement is March 15, 2024, and it is first being mailed or delivered to shareholders on March 20, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

R. Blake Chatelain
President and Chief Executive Officer

i

ANNUAL REPORT ON FORM 10-K	35
ii

RED RIVER BANCSHARES, INC.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held on Thursday, May 2, 2024
The date of this proxy statement is March 15, 2024

In this proxy statement, when we refer to “Red River Bancshares,” “the Company,” “our Company,” “we,” “our,” and “us,” we are referring to Red River Bancshares, Inc. When we refer to “the Bank,” we are referring to Red River Bank, our wholly-owned subsidiary.
This proxy statement contains information about the 2024 annual meeting of the shareholders of Red River Bancshares, Inc. The meeting is scheduled to be held on Thursday, May 2, 2024, beginning at 2:00 p.m. Central Daylight Time, via a live webcast. To attend, you must register in advance at www.proxydocs.com/RRBI prior to the registration deadline of Wednesday, May 1, 2024 at 2:00 p.m. Central Daylight Time. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you access to the annual meeting and permit you to submit written questions or statements during the meeting. You may also submit written questions or statements through the registration website until the registration deadline for the meeting. Questions or statements received from shareholders that are relevant to the business to be conducted at the annual meeting will, if appropriate, be read aloud and answered during the meeting. You will also be able to vote your shares electronically during the live webcast of the meeting. If you do not register to attend the meeting in advance of the May 1, 2024 registration deadline, you will not be admitted to the live webcast.
We are providing these proxy materials to you in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of shareholders and for any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 2, 2024

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. You may access the following information at our corporate website, www.redriverbank.net, under “Investor Relations”:
•Notice of 2024 Annual Meeting of Shareholders to be held on Thursday, May 2, 2024;
•Proxy Statement for 2024 Annual Meeting of Shareholders to be held on Thursday, May 2, 2024;
•Form of Proxy; and
•Annual Report to Shareholders, including the Annual Report on Form 10-K, for the fiscal year ended December 31, 2023.
This information is also available through the registration link for our annual meeting at www.proxydocs.com/RRBI.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
When and how will the meeting be held?
The meeting is scheduled to take place at 2:00 p.m. Central Daylight Time on Thursday, May 2, 2024, via a live webcast. To attend the annual meeting, you must register in advance at www.proxydocs.com/RRBI prior to the registration deadline of May 1, 2024 at 2:00 p.m. Central Daylight Time. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the annual meeting. If you do not register to attend the annual meeting in advance of the May 1, 2024 registration deadline, you will not be admitted to the live webcast of the annual meeting.
Will I be able to attend the annual meeting physically in person?
No. Pursuant to Louisiana Revised Statutes 12:1-709 and our bylaws, which authorize us to hold annual meetings virtually, we have elected to hold our annual meeting in a virtual meeting format only, via a live webcast in which all shareholders as of the record date for the meeting can attend and participate. You will not be able to attend the annual meeting physically in person.
How will I be able to communicate with the Company or other shareholders during the annual meeting?
Shareholders who attend the live webcast of our annual meeting will be able to submit written questions or brief statements electronically during the meeting. You may also submit written questions or brief statements through the registration website until the registration deadline for the annual meeting. Questions or statements that we receive from shareholders that are relevant to the business to be conducted at the annual meeting will, if appropriate, be read aloud and answered during the meeting.
What is the purpose of the meeting?
This is the 2024 annual meeting of shareholders of the Company. At the meeting, shareholders will vote upon the matters outlined in the notice attached to this proxy statement, including the following:
1.To elect 11 directors to serve on the board of directors of the Company until the Company’s 2025 annual meeting of shareholders or until their successors are duly elected and qualified.
2.To ratify the appointment of EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
Who are the nominees for director?
The following individuals, who all currently serve as directors of the Company, have been nominated for election:

M. Scott Ashbrook	Michael D. Crowell	Teddy R. Price

Michael J. Brown, C.F.A.	Anna Brasher Moreau, D.D.S., M.S.	Don L. Thompson

R. Blake Chatelain	Robert A. Nichols	H. Lindsey Torbett

Kirk D. Cooper	Willie P. Obey
Who is soliciting my vote?
Our board of directors is soliciting your vote for the 2024 annual meeting.
What is a proxy?
A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, or registering your proxy vote by telephone or over the Internet, you are giving the named proxies, who were appointed by our board, the authority to vote your shares in the manner that you indicate on your proxy card, by telephone, or using the Internet.

What is a proxy statement?
A proxy statement is a document that describes the matters to be voted upon at the annual meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.
Who is entitled to vote at the annual meeting?
You are entitled to receive notice of and to vote at the 2024 annual meeting if you owned shares of our common stock as of 5:00 p.m. Central Daylight Time on March 1, 2024, which is the date that our board of directors has fixed as the record date for the meeting. The record date is established by our board as required by Louisiana law. On the record date, 7,092,448 shares of our common stock were outstanding.
What are the voting rights of the shareholders?
Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. Our articles of incorporation do not permit cumulative voting.
The holders of at least a majority of the outstanding shares of common stock must be represented at the annual meeting, either by proxy or by participation in the live webcast, in order to constitute a quorum for the transaction of business. At any annual meeting, whether or not a quorum is present, the chair of the annual meeting or the holders of a majority of the outstanding common stock, present via participation in the live webcast or represented by proxy and entitled to vote at the annual meeting, may adjourn the annual meeting from time to time without notice or other announcement.
What is the difference between a shareholder of record and a “street name” holder?
These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent (“Computershare”), you are considered the shareholder of record with respect to those shares (“record holder”). If you are a record holder, the proxy statement and proxy card have been sent directly to you by Computershare at our request.
If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” If you are a beneficial owner, the proxy statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.
What is a broker non-vote?
A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker, bank, or other nominee has discretionary authority to vote your shares with respect to the ratification of the appointment of EisnerAmper as our independent registered public accounting firm (Proposal Two). In the absence of specific instructions from you, your broker, bank, or other nominee does not have discretionary authority to vote your shares with respect to the election of directors to our board (Proposal One).
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials you receive.

What is “householding” and how does it affect me?
With respect to eligible shareholders who share a single address, we are sending only one copy of the notice and proxy statement to that address unless we have received instructions to the contrary from any shareholder at that address. We undertake to deliver promptly, upon written or oral request, an additional copy of the notice and proxy statement to a shareholder at a shared address to which a single copy has been delivered. Eligible shareholders will continue to have access to and receive separate proxy cards. This practice, known as “householding,” is designed to reduce our printing and postage costs and reduce the environmental impact from the distribution of additional, unneeded copies of the notice and proxy statement. However, a shareholder of record residing at such address who wishes to receive a separate copy of the notice and proxy statement in the future may contact us by mail at Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301, Attn: Julia E. Callis, or by phone at (318) 561-4042. Eligible shareholders of record receiving multiple copies of the notice and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a broker, bank, or other nominee can request householding by contacting the broker, bank, or other nominee.
What do I need to do now?
Even if you do not plan to register and attend the live webcast of our annual meeting, we encourage you to vote your shares by proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. The process for voting your shares by proxy in advance of the annual meeting depends on how your shares are held.
Record Holders. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend and vote at the annual meeting via participation in the live webcast. If you are a record holder and want to vote your shares by proxy, you have three ways to vote:
•Via the Internet: You may vote over the Internet by visiting www.proxydocs.com/RRBI and selecting the option to vote on that website.
•Via Mail: You may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating, and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting.
•Via Telephone: To vote over the telephone, please call toll free (866) 390-5265 using a touch-tone phone and follow the recorded instructions.
Your Internet, proxy card, or telephone vote must be received by the Company no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting.
“Street Name” Holders. If you hold your shares in “street name,” your broker, bank, or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you sign and return the proxy card but you do not complete the voting instructions, then your nominee will be unable to vote your shares with respect to Proposal One — the election of directors. However, your nominee has the discretionary authority to vote your shares with respect to Proposal Two — the ratification of the appointment of EisnerAmper, even if you do not complete the voting instructions for that proposal.
If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your nominee’s voting process. You should follow the instructions on your proxy card or voting instruction card provided by your nominee.
Alternatively, if you hold your shares in “street name” and you want to vote your shares at the annual meeting by participating in the live webcast, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. For instructions on how to provide the nominee-issued proxy to us in advance of the annual meeting, you should contact Julia E. Callis, Senior Vice President, General Counsel, and Corporate Secretary for Red River Bancshares, Inc., by telephone at (318) 561-4042 or at the following address: Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301, Attn: Investor Relations. If you fail to provide a nominee-issued proxy to us before the meeting registration deadline of 2:00 p.m. Central Daylight Time on Wednesday, May 1, 2024, you will not be able to vote your nominee-held shares at the annual meeting via the live webcast.

How does the board of directors recommend that I vote my shares?
The board of directors recommends a vote:
•FOR the election of each of the 11 director nominees; and
•FOR the proposal to ratify the appointment of EisnerAmper as our independent registered public accounting firm for the year ending December 31, 2024.
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
•FOR the election of each of the 11 director nominees; and
•FOR the proposal to ratify the appointment of EisnerAmper as our independent registered public accounting firm for the year ending December 31, 2024.
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank, or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote your shares with respect to Proposal Two — the ratification of the appointment of EisnerAmper.
What are my choices when voting?
•Proposal One — Election of Directors. You may vote FOR, or you may elect to WITHHOLD authority to vote for, each director nominee.
•Proposal Two — Ratification of EisnerAmper. You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.
Can I attend and vote at the meeting?
Yes. All shareholders are invited to attend the annual meeting by joining our live webcast. Shareholders of record on the record date for the annual meeting can vote electronically during the annual meeting. If your shares of common stock are held in “street name,” then you are not the shareholder of record. For you to vote the shares that you beneficially own and that are held in “street name,” you must provide us with a copy of a legal proxy from the broker, bank, or other nominee that was the record holder of your shares held in “street name” as of 5:00 p.m. Central Daylight Time on the record date, confirming that you were the beneficial owner of those shares as of 5:00 p.m. Central Daylight Time on the record date, stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, or other nominee, and appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. To obtain instructions on how to provide the nominee-issued proxy to us in advance of the annual meeting, you should contact Julia E. Callis, Senior Vice President, General Counsel, and Corporate Secretary for Red River Bancshares, Inc., by telephone at (318) 561-4042 or at the following address: Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301, Attn: Investor Relations.
May I change my vote after I have submitted my proxy card?
Yes. Regardless of the method used to cast a vote, if you are a holder of record, you may change your vote by:
•delivering to us prior to the annual meeting a written notice of revocation addressed to: Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301; Attn: Corporate Secretary;
•completing, signing, and returning a new proxy card with a later date than your original proxy card prior to the annual meeting, and any earlier proxy will be revoked automatically;
•logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically, or by calling the telephone number specified on your proxy card and following the instructions indicated on the proxy card; or

•attending and voting your shares electronically at the annual meeting by participating in the live webcast, and any earlier proxy will be revoked. However, simply attending the live webcast of the annual meeting without voting will not revoke your proxy.
If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, or other nominee holding your shares in “street name” to direct a change in the manner your shares will be voted.
What vote is required to approve each item?
•Proposal One — Election of Directors. Each nominee will be elected to the board of directors if the nominee receives a plurality of the votes cast, meaning those 11 nominees receiving the most votes “for” will be elected director, even if less than a majority of votes.
•Proposal Two — Ratification of EisnerAmper. The proposal to ratify EisnerAmper as our independent registered public accounting firm for the year ending December 31, 2024 will be adopted if the votes cast for the proposal exceed the votes cast against the proposal.
How are broker non-votes and abstentions treated?
Absent instructions from the beneficial owner of shares, brokers, banks, and other nominees, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the annual meeting is the ratification of the appointment of EisnerAmper as our independent registered public accounting firm (Proposal Two). If you hold shares in “street name” and do not provide voting instructions to your broker, bank, or other nominee, those shares will be counted as broker non-votes for all non-routine matters. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, and a broker, bank, or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.
Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions will not have any effect on the proposal to ratify the appointment of EisnerAmper as our independent registered public accounting firm because they are not counted as votes cast at the annual meeting. Similarly, any broker non-votes or abstentions will not have any effect on the election of directors because broker non-votes and abstentions are not counted as votes cast at the annual meeting.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?
No. None of our shareholders will have dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse brokerage houses, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of the Company’s common stock.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.
Are there any other matters to be acted upon at the annual meeting?
Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the named proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by the Company in accordance with the Company’s articles of incorporation and bylaws, each as amended and restated, and in accordance with SEC rules. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Where can I find the voting results of the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election after the vote at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.
Who can help answer my questions?
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying annual report. If you have additional questions about the proxy statement or the annual meeting, you should contact Julia E. Callis, Senior Vice President, General Counsel, and Corporate Secretary for Red River Bancshares, Inc., by telephone at (318) 561-4042 or at the following address: Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301; Attn: Investor Relations.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our bylaws provide that the number of directors of the Company shall be as determined from time to time by the board of directors. Each director shall hold office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Our board currently consists of 11 members.
The Nominating and Corporate Governance Committee has recommended to the board of directors, and the board of directors has approved the nomination of, each of the current 11 directors of the Company for election to the board, to serve as directors until our 2025 annual meeting of shareholders. The names and positions of each director with the Company and the Bank are listed in the table below.

Name	Age	Position with Red River Bancshares, Inc.	Position with Red River Bank	Company Director Since
M. Scott Ashbrook	54	Director	Director	2013
Michael J. Brown, C.F.A.	60	Director	Director	2024
R. Blake Chatelain	60	Director, President, and Chief Executive Officer	Director, President, and Chief Executive Officer	1998
Kirk D. Cooper	75	Director	Director	1998
Michael D. Crowell	48	Director	Director	2022
Anna Brasher Moreau, D.D.S., M.S.	45	Director	Director	2021
Robert A. Nichols	74	Director	Director	2007
Willie P. Obey	74	Director	Director	1998
Teddy R. Price	60	Director and Non-Executive Chair of the Board	Director and Non-Executive Chair of the Board	1998
Don L. Thompson	65	Director	Director	1998
H. Lindsey Torbett	69	Director	Director	1998
Information Regarding Director Nominees
A brief description of the background of each of our directors, together with the experience, qualifications, attributes, or skills that caused our board of directors to determine that the individual should serve as a director is set forth below. Except for the first cousin relationship of R. Blake Chatelain, President, Chief Executive Officer, and a director of both the Company and the Bank, and Tammi R. Salazar, Executive Vice President — Chief Operating Officer of the Bank, no director of the Company has any family relationship, as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), with any other director or executive officer of the Company.
M. Scott Ashbrook. Mr. Ashbrook serves as a director of the Company and the Bank and has been with our organization since 2013. He is currently a member of Red River Bank’s Directors’ Loan Committee. His business experience includes serving as President and owner of Maison Healthcare Management Co., LLC, a property management company, and as owner/operator of long-term care facilities and other commercial and residential real estate holdings. Prior to joining the Company and the Bank, Mr. Ashbrook served as Chairman and Chief Executive Officer of Fidelity Bancorp, Inc., and Fidelity Bank, which were acquired by the Company in 2013. Mr. Ashbrook is a graduate of Louisiana Tech University and also holds an M.B.A. His extensive banking and business experience, community involvement, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.
Michael J. Brown, C.F.A. Mr. Brown serves as a director of the Company and the Bank, and has been with our organization since January 25, 2024. He serves on Red River Bank’s Directors’ Loan Committee. Mr. Brown was President of Regional Banking for First Horizon Bank from 2020, when First Horizon National Corporation completed its acquisition of IBERIABANK Corporation, until he retired on December 31, 2021. Before then, he served as the Vice

Chairman and Chief Operating Officer of IBERIABANK, where he managed IBERIABANK’s retail and commercial banking operations. Mr. Brown also serves as a director of Amerisafe, Inc., where he chairs the Compensation Committee. He is a graduate of Louisiana State University, holds an M.B.A., and is certified as a Chartered Financial Analyst. Mr. Brown’s extensive financial services background, as well as his public company director experience, qualify him to serve on our board of directors.
R. Blake Chatelain. Mr. Chatelain serves as the President, Chief Executive Officer, and as a director of the Company and the Bank and has served in such capacities since he joined our organization in 1998. He is currently a member of our Executive Committee and Red River Bank’s Asset/Liability Management Committee, Compensation Committee, and Directors’ Loan Committee. Prior to joining the Bank, Mr. Chatelain served as Executive Vice President of Rapides Bank & Trust Company in Alexandria, Louisiana, a subsidiary of First Commerce Corporation in New Orleans, Louisiana, where he managed the commercial lending group from 1991 until its sale to Bank One Corporation in 1998. Prior to joining Rapides Bank & Trust Company, Mr. Chatelain served as Vice President at Hibernia National Bank in Monroe, Louisiana and was responsible for managing the commercial lending group. He is on the board of directors of Financial Institution Service Corporation, where he also serves on the Executive Committee of the board. Mr. Chatelain is also a director and member of the Executive Committee of the Louisiana Association of Business and Industry. He served as a member of the Louisiana State University Board of Supervisors from 2008 through 2020, having previously served as Chairman of the Board as well as chairing several committees. Mr. Chatelain is a graduate of Louisiana State University and holds a B.S. in Finance. His deep institutional knowledge, extensive banking experience, as well as his long-standing business and banking relationships in our markets, qualify him to serve on our board of directors.
Kirk D. Cooper. Mr. Cooper serves as a director of the Company and the Bank, and has been with our organization since 1998. Mr. Cooper serves on our Audit Committee, Nominating and Corporate Governance Committee, and on Red River Bank’s Asset/Liability Management Committee and Directors’ Loan Committee. Mr. Cooper’s business experience includes serving as President and part owner of Rent-It Company, Inc., a construction equipment rental and sales company based in Alexandria, Louisiana, from 1985 until its sale to Rental Service Corporation in 1998. He is a past president of the Louisiana Rental Association. Mr. Cooper is a member of the Exchange Club of Alexandria and serves on the board of directors of the Rapides Foundation. He is a graduate of Northeast Louisiana University and holds a B.B.A. in Industrial Management. Mr. Cooper’s extensive business experience, community involvement, and years of experience as a director of the Company and the Bank qualify him to serve on our board of directors.
Michael D. Crowell. Mr. Crowell serves as a director of the Company and the Bank, and has been with our organization since 2022. He serves on our Compensation Committee and Nominating and Corporate Governance Committee and on Red River Bank’s Compensation Committee and Directors’ Loan Committee. Mr. Crowell currently serves as president of Crowell Forest Resources, LLC, where he has been employed for the past 20 years. Crowell Forest Resources, LLC is a fifth generation family timberland company founded in 1892 based in Long Leaf, Louisiana. He is a graduate of Tulane University’s A.B. Freeman School of Business, where he earned a B.S. in Management. Mr. Crowell is a past chair of the board of directors of the United Way of Central Louisiana and a past member of the board of directors of the Central Louisiana Community Foundation. He currently serves on the board of directors of the LSUA Foundation, the Louisiana Forestry Association, and the Southern Forest Heritage Museum. Mr. Crowell is also the current Board President of the Forest Landowners Association. His deep community connections and business acumen qualify him to serve on our board of directors.
Anna Brasher Moreau, D.D.S., M.S. Dr. Moreau serves as a director of the Company and the Bank, and has been with our organization since 2021. She serves on our Nominating and Corporate Governance Committee and on Red River Bank’s Directors’ Loan Committee. Dr. Moreau is a managing partner in Alexandria Pediatric Dentistry, where she has practiced as a pediatric dentist since 2006. She is a graduate of the University of Texas and Baylor College of Dentistry and holds a B.A. in Biology and a D.D.S. Dr. Moreau received a Certificate of Pediatric Dentistry and an M.S. in 2006 after completing a pediatric dental residency at Ohio State University/Columbus Children’s Hospital. She is a Fellow of the American College of Dentists and a past president of the Louisiana Academy of Pediatric Dentistry and the Central Louisiana Dental Association. Dr. Moreau serves on the board of directors of River Oaks Art Center and is a past board member and chair of the board of directors of the Rapides Foundation. Her business experience and community involvement qualify her to serve on our board of directors.
Robert A. Nichols. Mr. Nichols serves as a director of the Company and the Bank, and has been with our organization since 2007. He serves as a member of our Compensation Committee and Red River Bank’s Directors’ Loan Committee, Compensation Committee, and Asset/Liability Management Committee. Mr. Nichols is the Chairman of the

Board of Eagle Distributing of Shreveport, Inc., a wholesale distributor of beverage products for the ten-parish area of Northwest Louisiana. He is also President of Gray Eagle Investments Company, an investment and consulting business. Mr. Nichols is a graduate of the University of Arkansas and holds a B.S.B.A. in Marketing. His extensive business experience, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.
Willie P. Obey. Mr. Obey serves as a director of the Company and the Bank, and has been with our organization since 1998. He serves as a member of our Audit Committee and Red River Bank’s Directors’ Loan Committee and Asset/Liability Management Committee. Mr. Obey is the President and owner of Obey Financial Group, LLC, a company he founded in 1993, which provides personal consumer loans. He also is the President of Willie Obey & Associates LLC, founded in 1980, which provides financial planning services to businesses and individuals. He is currently a General Agent for both Assurity Life and Lafayette Life Insurance companies and a current lifetime and qualifying member of the Million Dollar Round Table (“MDRT”). He has 46 years of qualifying membership with 10 years as Court of the Table, which is the second highest prestigious recognition with MDRT. Mr. Obey also previously served as a director of Security First National Bank in Alexandria, Louisiana from 1988 to 1991. His extensive business and financial experience, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.
Teddy R. Price. Mr. Price serves as the non-executive Chair of the Board of the Company and the Bank and has been with our organization since 1998. He serves as the Chair of our Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. He also serves as the Chair of Red River Bank’s Compensation Committee and serves on Red River Bank’s Directors’ Loan Committee. Mr. Price has been the President, Chief Executive Officer, and owner of Central Management Company, Inc. in Winnfield, Louisiana since 1986. Central Management Company, Inc. is one of the largest owners and operators of long-term care facilities in Louisiana. Mr. Price was a director of Rapides Bank & Trust Company in Alexandria, Louisiana, a subsidiary of First Commerce Corporation in New Orleans, Louisiana, until its acquisition by Bank One Corporation in 1998. He is a director of the Louisiana Nursing Home Association and the Central Louisiana Economic Development Alliance and has previously served on the boards of several professional and civic organizations. Mr. Price is a graduate of Northeast Louisiana University. His extensive business experience, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.
Don L. Thompson. Mr. Thompson serves as a director of the Company and the Bank and has been with our organization since 1998. He serves as a member of our Audit Committee, our Compensation Committee, and our Executive Committee, and also serves on Red River Bank’s Compensation Committee and Directors’ Loan Committee. Mr. Thompson is a private investor and is the founder of Thompson Health Services, Inc., a provider of home health services in Central Louisiana, which was owned by him and his brother until its sale in 2003. He has been involved in the ownership and management of several healthcare businesses and commercial real estate developments. Mr. Thompson’s extensive business and investment experience, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.
H. Lindsey Torbett. Mr. Torbett serves as a director of the Company and the Bank and has been with our organization since 1998. He serves as the Chair of our Audit Committee and is a member of our Nominating and Corporate Governance Committee and our Executive Committee. Mr. Torbett also serves on Red River Bank’s Directors’ Loan Committee and Asset/Liability Management Committee. He is the owner of Torbett Financial Strategies, Ltd., which is a consulting firm that Mr. Torbett founded in 1997 to provide financial consulting services to individuals and businesses in matters involving financial management strategies and venture capital arrangements. Mr. Torbett began his career with the firm of Price Waterhouse & Co. in Houston, Texas in 1975. He recently retired after 45 years as a Certified Public Accountant and a Certified Financial Planner. He previously chaired the Alexandria Civil Service Commission, is a former Alexandria city councilman, and a former board member of the Port Authority of Alexandria. Mr. Torbett is a graduate of Northwestern State University and holds a B.S. (with Honors) in Accounting. His extensive financial and accounting experience and community involvement, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

Vote Required to Approve Directors
Each of the nominees was approved by our board of directors upon the recommendation of the Nominating and Corporate Governance Committee. In addition, each of the nominees has previously served as a director of the Company and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the proxy card as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the 11 nominees for election named above will be unable to serve.
Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the 11 director nominees listed above. Although each nominee has consented to being named in this proxy statement and to serve if elected, if any nominee should, prior to the annual meeting, decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other person as may be designated by the present board of directors.
Pursuant to our bylaws, directors are elected by a plurality of the votes cast in the election of directors, meaning those 11 nominees receiving the most votes “for” will be elected director. Broker non-votes and abstentions will not have any effect on the election of directors because broker non-votes and abstentions are not counted as votes cast at the annual meeting.
Your board of directors unanimously recommends a vote “FOR” the persons nominated by the board to serve as directors until the 2025 annual meeting of shareholders. If you return a signed proxy card, the persons named in the enclosed proxy card will vote to elect the nominees as directors, unless you withhold authority to vote for the election of the nominees as directors by marking the proxy card to that effect.

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, our board has appointed EisnerAmper as the independent registered public accounting firm of the Company for the year ending December 31, 2024. EisnerAmper acquired Postlethwaite & Netterville, APAC (“P&N”), which has served as the Company’s independent registered public accounting firm since 1998, effective May 21, 2023. Following EisnerAmper’s acquisition of P&N, the Company continued to receive auditing services from P&N, until such services were transitioned to EisnerAmper. The Company signed an engagement letter with EisnerAmper on December 15, 2023, for the fiscal year ending December 31, 2023.
The audit reports of P&N on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2022 and 2021, and the subsequent interim periods through December 14, 2023, there were no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with P&N on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of P&N would have caused P&N to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2022 and 2021, and through December 14, 2023, there were no “reportable events” (as defined in Item 301(a)(1)(v) of Regulation S-K).
During the years ended December 31, 2022 and 2021, and the subsequent interim periods through December 14, 2023, neither the Company nor anyone on its behalf consulted EisnerAmper regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
On December 19, 2023, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of EisnerAmper. The Company provided P&N with a copy of the disclosures in the Current Report on Form 8-K prior to filing it with the SEC, and requested that P&N furnish the Company with a letter addressed to the SEC stating whether or not P&N agreed with the statements in the Current Report on Form 8-K. A copy of P&N’s letter dated December 15, 2023 is filed as Exhibit 16.1 to the Current Report on Form 8-K. The Company also provided a copy of the disclosure contained herein to both EisnerAmper and P&N prior to filing this Proxy Statement.
At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of EisnerAmper. The ratification of such appointment will require the affirmative vote of a majority of the votes actually cast at the annual meeting. Representatives of EisnerAmper are expected to be present at the annual meeting, will be given an opportunity to make a statement (if they desire to do so), and are expected to be available to respond to appropriate questions.
Shareholder ratification of the selection of EisnerAmper as the Company’s independent registered public accounting firm for the 2024 fiscal year is not required by our articles of incorporation, bylaws, state law, or otherwise. However, the board of directors is submitting the selection of EisnerAmper to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EisnerAmper, and may retain EisnerAmper as our independent registered public accounting firm even in the absence of ratification. Even if the selection of EisnerAmper is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the 2024 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.
Your board of directors unanimously recommends a vote “FOR” the proposal to ratify EisnerAmper as the independent registered public accounting firm for the Company for the year ending December 31, 2024. If you return a signed proxy card, the persons named in the enclosed proxy will vote “FOR” the proposal to ratify the appointment of EisnerAmper as our independent registered public accounting firm for the year ending December 31, 2024, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect. Abstentions will not have any effect on this proposal because they are not counted as votes cast at the annual meeting.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS
General
Our board is made up of 11 members, and the board of directors of the Bank is made up of 12 members. Our directors are elected by shareholders at our annual shareholder meeting and hold office until the next annual meeting, or until their successors are duly elected and qualified. Our executive officers are appointed by and serve at the discretion of our board of directors.
The directors of the Bank are elected by us, as the sole shareholder of the Bank, each year, and they hold office for a term of one year or until their successors are chosen and qualified. The executive officers of the Bank are appointed by and serve at the discretion of its board of directors.
Board of Directors
Information about our director nominees, all of whom are current directors, is set forth above in the section of this proxy statement entitled “Proposal One — Election of Directors.” There are no arrangements between us and any person pursuant to which such person has been elected as a director.

Executive Officers
The following table sets forth the executive officers of the Company and the Bank, and the positions they hold, as of the date of this proxy statement.

Name	Age	Position with Red River Bancshares, Inc.	Position with Red River Bank	Years of Banking Experience	Years with Red River Bank
Julia E. Callis, J.D.	55	Senior Vice President, General Counsel, and Corporate Secretary	Senior Vice President, General Counsel, and Corporate Secretary	31 (legal)	4
Isabel V. Carriere, C.P.A., C.G.M.A.	57	Executive Vice President, Chief Financial Officer, and Assistant Corporate Secretary	Executive Vice President, Chief Financial Officer, and Assistant Corporate Secretary	32	25
R. Blake Chatelain	60	President and Chief Executive Officer	President and Chief Executive Officer	42	25
Andrew B. Cutrer	50	Senior Vice President	Senior Vice President and Director of Human Resources	24	22
G. Bridges Hall, IV	50	—	Senior Vice President and Chief Credit Policy Officer	18	18
Bryon C. Salazar	51	—	Executive Vice President — Chief Banking Officer	29	25
Tammi R. Salazar	54	—	Executive Vice President — Chief Operating Officer	31	25
David K. Thompson	58	—	Capital Market President	34	8
Debbie B. Triche	54	—	Senior Vice President and Retail Administrator	30	24
A brief description of the background of each of the executive officers of the Company and the Bank who are not also directors of the Company is set forth below. Except for (i) the spousal relationship of Bryon C. Salazar, Executive Vice President — Chief Banking Officer and a director of the Bank, and Tammi R. Salazar, Executive Vice President — Chief Operating Officer of the Bank; and (ii) the first cousin relationship of Tammi R. Salazar and R. Blake Chatelain, President, Chief Executive Officer, and a director of both the Company and the Bank, no executive officer has any family relationship, as defined in Item 401 of Regulation S-K under the Securities Act, with any other executive officer or director.
Julia E. Callis, J.D. Ms. Callis serves as Senior Vice President, General Counsel, and Corporate Secretary of the Company and the Bank and has been with our organization since 2020. She served as General Counsel and Chief Compliance Officer for Cleco Corporate Holdings LLC from 2016 to 2020, and as Associate General Counsel and Corporate Secretary for Cleco Corporation from 2012 to 2016. Prior to joining Cleco Corporation, Ms. Callis practiced law at Thompson & Knight LLP in Dallas, Texas. She is a graduate of Vanderbilt University and holds a B.A. in English. She received a J.D. from Louisiana State University, graduating Order of the Coif. Ms. Callis serves on the boards of directors of the Public Affairs Research Council of Louisiana and the Central Louisiana Technical Community College Foundation.

Isabel V. Carriere, C.P.A., C.G.M.A. Ms. Carriere serves as Executive Vice President, Chief Financial Officer, and Assistant Corporate Secretary of the Company and the Bank and has been with our organization since 1999. Prior to joining the Bank, Ms. Carriere was manager of the Financial Planning Department at Whitney National Bank in New Orleans, Louisiana. From 1991 to 1997, she worked in the Financial Planning and Financial Reporting Department of First Commerce Corporation in New Orleans. Prior to joining First Commerce Corporation, Ms. Carriere was with KPMG Peat Marwick in New Orleans, where she was involved in auditing depository organizations and their holding companies. Ms. Carriere is a C.P.A., a C.G.M.A., and a graduate of the A.B. Freeman School of Business at Tulane University, holding a B.S. in Management.
Andrew B. Cutrer. Mr. Cutrer serves as Senior Vice President for the Company and as Senior Vice President and Director of Human Resources for the Bank. He has been with our organization since 2001. Prior to joining the Bank, Mr. Cutrer was Director of Human Resources at Bunkie General Hospital. He holds a B.S. in Management and Marketing from Louisiana College and an M.B.A. from Louisiana Tech University.
G. Bridges Hall, IV. Mr. Hall serves as Senior Vice President and Chief Credit Policy Officer of the Bank. He also served as Northwest Market President of the Bank until March 2021. Mr. Hall joined the Bank as a commercial lender in the Shreveport market in 2006 and has also previously served as Chief Credit Policy Officer of the Bank. Prior to joining the Bank, Mr. Hall spent seven years in management of a family-owned manufacturing business and then joined Hibernia National Bank, eventually serving as the Credit Department Manager in Dallas, Texas. He is a graduate of Northwestern State University and holds a B.S. in Business Administration. Mr. Hall received an M.B.A. from Louisiana State University-Shreveport and also attended the Graduate School of Banking at Louisiana State University.
Bryon C. Salazar. Mr. Salazar serves as Executive Vice President — Chief Banking Officer and a director of the Bank and chairs the Directors’ Loan Committee. He has been with our organization since 1998. Prior to joining the Bank, Mr. Salazar was a commercial banker with Rapides Bank & Trust Company in Alexandria, Louisiana, as well as three other subsidiary banks of First Commerce Corporation in New Orleans, Louisiana. Mr. Salazar currently serves on the Board of Trustees of Rapides Regional Medical Center, having served in the past as Chair of the Board. He also served on the Board of Directors of the Louisiana Bankers’ Association from 2019 to 2022. Mr. Salazar is a graduate of Louisiana State University and holds a B.S. in Finance (Magna Cum Laude).
Tammi R. Salazar. Ms. Salazar serves as Executive Vice President — Chief Operating Officer of the Bank. She has been with our organization since 1998 and served as Executive Vice President — Private Banking, Mortgage, and Investments before assuming her current position in 2021. Prior to joining the Bank, Ms. Salazar was Vice President for Rapides Bank & Trust Company in Alexandria, Louisiana, a subsidiary of First Commerce Corporation in New Orleans, Louisiana. She has served on the Board of Trustees of The Rapides Foundation, having served as Board Chair, and on the Board of Directors of the Alexandria Country Day School. Ms. Salazar currently serves on the boards of directors of the Children’s Advocacy Network, River Oaks Art Center, and Christus Cabrini Foundation. She is a graduate of Louisiana Tech University and holds a B.S. in Finance.
David K. Thompson. Mr. Thompson serves as Capital Market President of the Bank and has been with our organization since 2015. Prior to joining the Bank, Mr. Thompson was the Baton Rouge Commercial Group Leader for IBERIABANK from 2008 to 2015 and was with Regions Bank from 1999 to 2008, where he served as the Commercial and Industrial Group Manager for the Baton Rouge Market. He currently serves as President and a board member of the Baton Rouge Chapter of the Risk Management Association and is a past board member of the Greater Baton Rouge Food Bank. Mr. Thompson also attended the University of Louisiana-Monroe, where he earned a B.B.A. in Finance, and the Graduate School of Banking at Louisiana State University.
Debbie B. Triche. Ms. Triche serves as Senior Vice President and Retail Administrator for the Bank, and has been with our organization since 2000. Prior to joining the Bank, Ms. Triche was a vice president and retail branch manager with Rapides Bank & Trust Company in Alexandria, Louisiana, a subsidiary of First Commerce Corporation in New Orleans, Louisiana. She was also formerly a vice president and retail branch manager with Hancock Bank in Alexandria, Louisiana. Ms. Triche is a graduate of Louisiana Tech University and holds a B.S. in Marketing.

CORPORATE GOVERNANCE
We are committed to having sound corporate governance guidelines, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines (“Governance Guidelines”) that set forth the framework within which our board of directors, assisted by its committees, directs the affairs of our organization. The Governance Guidelines address, among other things, the composition and functions of our board of directors and its committees, director independence, compensation of directors, management succession, stock ownership guidelines, and the review and selection of new directors. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. Our Governance Guidelines, as well as the Code of Business Conduct and Ethics, are available on our website at www.redriverbank.net under the “Corporate Governance” tab on the “Investor Relations” page. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements with respect to any of our directors or executive officers, will be disclosed on our corporate Internet site as well as by any other means required by Nasdaq Stock Market (“Nasdaq”) rules or SEC rules.
Director Selection Process and Director Qualifications
Our bylaws provide that nominations of persons for election to the board of directors may be made by or at the direction of our board of directors or by any shareholder entitled to vote for the election of directors who complies with certain notice procedures. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to the board as vacancies occur. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability, and their willingness to serve. The Nominating and Corporate Governance Committee will also consider the candidate’s level of financial literacy, his or her ability to devote an adequate amount of time to his or her duties as a director, and any past or present relationship the candidate has with our business.
Our bylaws further require that persons nominated to serve as directors must own a number of shares of Company common stock having an aggregate book value equal to at least $20,000. In addition, our bylaws provide that no person will be eligible to stand for election or reelection to the board of directors after he or she has reached the age of 72, unless such person is a “Founding Director” of the Company. For this purpose, a “Founding Director” is deemed to include any person who has served as a director of the Company since April 1, 2007.
The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether the board has the necessary tools to perform its oversight function effectively. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to the effectiveness of our board of directors. The Nominating and Corporate Governance Committee will also evaluate candidates recommended by shareholders, provided that such candidates are nominated in accordance with the applicable provisions of our bylaws.

Board Diversity Matrix
The chart below details the Company’s board diversity composition by various characteristics as required by Nasdaq Rule 5605(f). To see our Board Diversity Matrix as of March 16, 2023, please see our proxy statement filed with the SEC on March 16, 2023.

Board Diversity Matrix (as of March 15, 2024)
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	10	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Independence
Under Nasdaq rules, independent directors must comprise a majority of our board of directors. Nasdaq rules, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has undertaken a review of the independence of each director based upon these rules and our Governance Guidelines. Applying these standards, our board of directors has affirmatively determined that, with the exception of Mr. Chatelain, each of our current directors qualifies as an independent director under the applicable rules. Assuming all of the nominees listed in this proxy statement are reelected, we will have 10 independent directors, which will constitute a majority of the 11 members of our board of directors.
Board Leadership Structure
The board of directors of the Company meets at least quarterly and the board of directors of the Bank meets monthly with the exception of August and November. Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board. It is our board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the Board, with Mr. Chatelain serving as our Chief Executive Officer and Mr. Price as Chair of the Board, reinforcing the leadership role of our board of directors in its oversight of our business and affairs.
Our board of directors regularly meets in executive session without the presence of management directors or other non-independent directors. The Chair of the Board presides at executive sessions, as long as the Chair of the Board remains independent.
Board Meetings
Our board of directors held eight meetings in 2023, and our independent directors met in executive session four times during 2023. Information regarding meetings of the various committees is described below. All incumbent directors attended at least 75% of the board and committee meetings on which they served during 2023. Directors are encouraged to attend annual meetings of our shareholders. Five of our 10 directors serving at that time attended our 2023 annual shareholder meeting.

Board Committees
Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The Executive Committee is not a standing committee and meets only as needed. The Executive Committee did not meet in 2023.
Risk Management and Oversight
Our board of directors has the ultimate authority and responsibility for overseeing our risk management. Our board of directors monitors, reviews, and reacts to material enterprise risks identified by management. Our board receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, cybersecurity, strategic, and reputational risks and the degree of exposure to those risks. Our board of directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of the board of directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting, and internal control risk management policies. The Audit Committee also oversees compliance with applicable laws and regulations and risk management functions relating to financial reporting. The Compensation Committee assesses and monitors risks in our compensation program. The Nominating and Corporate Governance Committee reviews related party transactions and investigates any possible violations of the Code of Business Conduct and Ethics or other standards of business conduct, except those that may be related to our audit or accounting practices.
Insider Trading Policy; Hedging Restrictions
Our board of directors has adopted an insider trading policy, which is applicable to all directors, officers, and employees of the Company and its subsidiaries. This policy expressly prohibits such persons from trading, either directly or indirectly, in our securities after becoming aware of material nonpublic information related to the Company. To further ensure compliance with this policy, guidelines have been established for blackout periods and for appropriate disclosure of internal information to external parties. Our insider trading policy provides guidance as to what constitutes material information and when information becomes public. The insider trading policy addresses transactions by family members and under Company plans, as well as other types of short-term or hedging transactions, which are discussed in more detail below. The policy discusses the consequences of an insider trading violation, additional trading restrictions, and certain reporting requirements applicable to directors, officers, and designated key employees. The insider trading policy requires all directors, officers, and employees of the Company and the Bank to provide a written certification of their understanding of, and intent to comply with, the policy.
The stock anti-hedging and similar restrictions contained in our insider trading policy are as follows:
Short Sales and Publicly Traded Options. Our insider trading policy expressly prohibits all persons covered by the policy from engaging in short sales of Company securities. Transactions by covered persons in publicly traded options involving our securities, such as put options, call options, or other derivative securities, on an exchange or in any other organized market, are also prohibited.
Hedging Transactions. Our insider trading policy strongly discourages certain forms of hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars, and exchange funds. All persons covered by the policy are required to pre-clear any proposed hedging or monetization transactions with our Securities Compliance Officer at least two weeks before the proposed execution of a transaction. Such person may not engage in a transaction without first obtaining pre-clearance of the transaction from the Securities Compliance Officer, and the Securities Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance.
Margin Accounts and Pledging Securities. Persons covered by our insider trading policy are not permitted to hold our securities in a margin account. The policy also requires any covered person to pre-clear any proposed pledging of our securities as collateral for a loan (not including margin debt) with our Securities Compliance Officer at least 10 business days prior to the proposed execution of documents evidencing the proposed pledge. The person must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities to meet repayment obligations when seeking approval from the Securities Compliance Officer. Our Securities Compliance Officer is under no obligation to approve the pledging of our securities.

Audit Committee
The members of our Audit Committee are Messrs. Torbett (Chair), Cooper, Obey, and Thompson. Our Audit Committee held 14 meetings in 2023.
Our Audit Committee has responsibility for, among other things:
•selecting, engaging, and overseeing the independent auditors;
•overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements, financial information included in our periodic reports filed with the SEC, and any earnings releases or presentations;
•overseeing our financial reporting internal controls;
•overseeing our internal audit functions, including oversight of the Company officer responsible for management of the internal audit function;
•overseeing our compliance with applicable laws and regulations related to financial reporting;
•overseeing our risk management functions related to financial reporting;
•overseeing our process for receipt of complaints and our Whistleblower Policy; and
•reviewing and investigating any possible violation of the Code of Business Conduct and Ethics or other standards of business conduct by any officer or employee of the Company that is related to our audit or accounting practices.
Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (i) each of the members of our Audit Committee is an “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. Our board of directors has also determined that Mr. Torbett qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act and has the requisite accounting or related financial expertise required by applicable SEC rules.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.redriverbank.net under the “Corporate Governance” tab on the “Investor Relations” page.
Compensation Committee
Our board of directors has established a Compensation Committee to assist it in its oversight of (i) our overall compensation structure, policies, and programs and assessing whether such structure meets our corporate objectives; (ii) the compensation of our named executive officers; and (iii) the administration of our compensation and benefit plans. The members of our Compensation Committee are Messrs. Price (Chair), Crowell, Nichols, and Thompson. Our Compensation Committee held two meetings in 2023.
Our Compensation Committee is responsible for, among other things:
•overseeing and evaluating the Company’s compensation structure, policies, and programs;
•annually reviewing and approving Chief Executive Officer compensation, goals, and objectives relevant to the compensation of the Chief Executive Officer, and evaluating the Chief Executive Officer’s performance in light of such goals and objectives;
•together with the Chief Executive Officer, annually reviewing and approving compensation of our other executive officers;
•reviewing and ensuring compliance with applicable laws and regulations regarding executive compensation;
•retaining, or obtaining the advice of, such compensation consultants, legal counsel, or other advisers as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation, and oversight of the work of such consultant, counsel, or adviser;
•reviewing and approving employment agreements, severance arrangements, change in control agreements, and similar matters; and
•administering, reviewing, and making recommendations with respect to our equity compensation plans.
Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee is an “independent director” under Nasdaq rules and the independence standards under applicable SEC rules for compensation committee service. Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.redriverbank.net under the “Corporate Governance” tab on the “Investor Relations” page.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. Price (Chair), Cooper, Crowell, and Torbett, and Dr. Moreau. Our Nominating and Corporate Governance Committee held one meeting in 2023.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•evaluating and making recommendations to our board regarding our board’s number and composition, committee structure and assignments, and director responsibilities;
•assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors, including reviewing any prospective directors nominated by shareholders;
•developing and overseeing a self-evaluation process for our board;
•reviewing developments in corporate governance practices and developing and recommending governance guidelines applicable to our board of directors; and
•reviewing related party transactions and investigating any possible violation of the Code of Business Conduct and Ethics or other standards of business conduct by any director or executive officer of the Company, except as such are related to our audit or accounting practices (which are addressed by our Audit Committee).
Our board of directors has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is an “independent director” under Nasdaq rules.
Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our website at www.redriverbank.net under the “Corporate Governance” tab on the “Investor Relations” page.
Shareholder Communications with the Board
The board of directors has established the following procedure to enable shareholders to communicate any concern directly to an individual director, the board as a group, or a specified committee or group, including the independent directors as a group. Any such communication should be made using the following contact information:
Red River Bancshares, Inc.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301
Attn: Investor Relations

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Communications may be confidential or anonymous. Investor Relations will initially receive and process communications before forwarding them to the addressee. Communications may also be referred to other departments within the Company. Investor Relations generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about us.

EXECUTIVE COMPENSATION
As an emerging growth company under the Jumpstart our Business Startups Act of 2012, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “named executive officers.”
Our named executive officers for the year ended December 31, 2023, which consist of our principal executive officer and our two other most highly compensated executive officers, are:
•R. Blake Chatelain, President and Chief Executive Officer of the Company and the Bank;
•Bryon C. Salazar, Executive Vice President — Chief Banking Officer of the Bank; and
•Tammi R. Salazar, Executive Vice President — Chief Operating Officer of the Bank.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2023 and 2022, respectively. The compensation shown in the table below is paid to such employees by the Bank.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
R. Blake Chatelain	2023	$524,300	$325,000	$48,110	$35,031	$932,441
President and Chief Executive Officer	2022	$484,150	$280,000	$—	$29,411	$793,561
Bryon C. Salazar	2023	$300,790	$135,000	$38,488	$24,255	$498,533
Executive Vice President — Chief Banking Officer	2022	$279,123	$100,000	$37,380	$22,450	$438,953
Tammi R. Salazar	2023	$312,822	$135,000	$38,488	$23,035	$509,345
Executive Vice President — Chief Operating Officer	2022	$290,289	$100,000	$37,380	$22,116	$449,785
(1)Represents discretionary awards.
(2)These amounts represent the aggregate grant date fair value of restricted stock granted in 2022 and 2023, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 1 and Note 10 to our audited consolidated financial statements for the years ended December 31, 2023 and 2022. The fair market value of shares was determined using the Nasdaq closing price as of the date of grant.
(3)The following table provides information on All Other Compensation for the year ended December 31, 2023:

2023 Description of All Other Compensation	Chatelain	B. Salazar	T. Salazar
Employer 401(k) contributions	$16,875	$13,454	$14,089
Vehicle allowance	10,200	8,400	8,400
Life insurance premiums	3,512	651	546
Social and civic club dues and memberships	4,444	1,750	—
Total	$35,031	$24,255	$23,035

Outstanding Equity Awards as of December 31, 2023
The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2023. None of our named executive officers held any stock options as of December 31, 2023.

	Restricted Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
R. Blake Chatelain	1,450	$81,360
Bryon C. Salazar	2,020	$113,342
Tammi R. Salazar	2,020	$113,342
(1)Reflects shares of restricted stock vesting as follows:

Name	Unvested Shares of Restricted Stock	Date of Grant	Vesting Schedule
R. Blake Chatelain	450	July 1, 2021	33% on each of July 1, 2024, 2025, and 2026
	1,000	April 1, 2023	20% on each of April 1, 2024, 2025, 2026, 2027, and 2028
Bryon C. Salazar	120	July 1, 2019	100% on July 1, 2024
	240	July 1, 2020	50% on each of July 1, 2024 and 2025
	300	July 1, 2021	33% on each of July 1, 2024, 2025, and 2026
	560	July 1, 2022	25% on each of July 1, 2024, 2025, 2026, and 2027
	800	April 1, 2023	20% on each of April 1, 2024, 2025, 2026, 2027, and 2028
Tammi R. Salazar	120	July 1, 2019	100% on July 1, 2024
	240	July 1, 2020	50% on each of July 1, 2024 and 2025
	300	July 1, 2021	33% on each of July 1, 2024, 2025, and 2026
	560	July 1, 2022	25% on each of July 1, 2024, 2025, 2026, and 2027
	800	April 1, 2023	20% on each of April 1, 2024, 2025, 2026, 2027, and 2028
(2)Based on the closing price of $56.11 per share as of December 29, 2023.
Our Compensation Philosophy
Our compensation philosophy is to establish and maintain compensation programs that reflect position responsibilities, are competitive with the external market, and are capable of attracting, retaining, and motivating competent employees. Our compensation programs do not encourage excessive risk taking by any employees. Maintaining strong asset quality and long-term banking relationships is our primary focus. Our goal is to align our compensation programs with the long-term interests of our shareholders.
We continue to follow these same principles in our compensation programs for all employees, including our executive officers. Our Compensation Committee analyzes and reviews current market data for comparable financial institutions and for the industry as a whole, and strives to maintain compensation programs that are competitive among our peers.
Equity Incentive Plan
The purpose of our long-term incentive program is to focus our executives on long-term corporate goals, disciplined growth, and the creation of shareholder value. We further believe that equity ownership by our executive officers aligns executives’ interests with those of our shareholders. We currently grant equity-based incentives under our stockholder-approved 2018 Equity Incentive Plan (the “2018 Plan”).
The purpose of our 2018 Plan, which is administered by the Compensation Committee, is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors, and consultants, and to promote the success of our business by offering these individuals an opportunity to acquire a proprietary interest in our success. Unless earlier terminated by our board in accordance with its terms, no awards may be granted under the 2018 Plan after October 25, 2028.

The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2018 Plan is 200,000 shares. Awards under the 2018 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. If any shares of stock covered by an award granted under the 2018 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares subject to the award will again be available for grant under the 2018 Plan. Shares withheld or tendered to satisfy the exercise price or tax withholding obligations related to an award will again be available for issuance pursuant to awards granted under the 2018 Plan.
Upon a change in control of our Company, outstanding awards under the 2018 Plan will be assumed or substituted on substantially the same terms by the successor company. However, if the successor company does not assume or substitute the outstanding awards, these awards will fully and immediately vest. For this purpose, a change in control is defined to include certain changes in the majority of our board of directors, the sale of all or substantially all of our assets, and the consummation of certain mergers or consolidations.
Equity Compensation Plan Information as of December 31, 2023
The following table provides information as of December 31, 2023.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	—	$—	166,100
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	166,100
(1)As of December 31, 2023, there were 21,345 shares of restricted stock outstanding under our stock incentive plans.
(2)Reflects the number of securities remaining available for future issuance under the 2018 Plan.
Discretionary Incentive Bonus Plan
The Bank has established a Discretionary Incentive Bonus Plan (“Bonus Plan”) that provides our officers and certain other employees with performance-based incentive bonuses that are based on employee performance and, in the case of lenders, portfolio credit quality. Awards under the Bonus Plan are discretionary in nature and subject to change on an annual basis. The maximum amount that is accrued for awards under the Bonus Plan is established annually by the Bank’s Compensation Committee, and earned awards are generally approved for payment no later than March 31 following the end of a plan year.
Employment Agreements
The Bank is a party to an employment agreement with Mr. Chatelain, as described below. We have not entered into employment agreements with any of our other officers, including Mr. Salazar and Ms. Salazar, each of whom serves at the pleasure of our board of directors as an “at will” employee.
On August 12, 2021, the Bank and Mr. Chatelain entered into an amended and restated employment agreement regarding his service as its President and Chief Executive Officer. The employment agreement with Mr. Chatelain automatically extends on a day-to-day basis for an “evergreen” three-year term, unless earlier terminated in accordance with the terms of the agreement. The agreement provides for a minimum annual increase in base salary of 3.0%, participation in benefit plans and incentive bonus plans offered by the Bank, paid vacation, a vehicle allowance, social and civic club memberships, and health insurance. At December 31, 2023, Mr. Chatelain’s base salary was $535,000.
If (i) Mr. Chatelain’s employment is terminated by the Bank without cause (as defined in the agreement) during the term of the agreement; (ii) Mr. Chatelain resigns for good reason (as defined in the agreement); or (iii) Mr. Chatelain’s employment is terminated by the Bank without cause or Mr. Chatelain resigns for good reason, within the six-month period before, or the 24-month period after, a change in control (as defined in the agreement), he will be entitled to payment of an amount equal to his then-current monthly base salary, multiplied by the number of months remaining in his term of employment, plus certain continued benefits to which he would otherwise be entitled in accordance with the terms and provisions of any such plans or programs. In addition, Mr. Chatelain will be entitled to payment of an amount equal to the average annual discretionary bonus received by him over the prior three years, multiplied by two if his employment is terminated without cause or he resigns for good reason, and multiplied by three if his employment is terminated without cause or he resigns for good reason, within the six-month period before, or the 24-month period after, a change in control.
Under Mr. Chatelain’s employment agreement, he is also entitled to payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), upon the termination of his employment as a result of his death, disability, resignation for good reason, or termination by the Bank without cause. The agreement provides that COBRA benefits will be paid for the applicable continuation coverage period determined under COBRA, as applied to the reason for the termination of Mr. Chatelain’s employment.
Change in Control Agreements
The occurrence or potential occurrence of a change in control could create uncertainty regarding the continued employment of our executive officers. Providing change in control benefits offers executive officers a level of security that we believe allows them to continue to focus and serve in the best interest of us and our shareholders.
As discussed above, the employment agreement with Mr. Chatelain provides him with certain protections in the event of a change in control. The Company has also entered into Change in Control Agreements with Bryon C. Salazar and Tammi R. Salazar. Under Mr. Salazar’s agreement, executed on January 14, 2014, Mr. Salazar would be entitled to receive a lump sum payment equal to two times his then-current base salary and payment of COBRA health insurance premiums for 12 months if (i) Mr. Salazar voluntarily terminates his employment for any reason (other than due to death or disability) within 12 months following a change in control; or (ii) Mr. Salazar’s employment is involuntarily terminated (other than for cause or due to death or disability) within three months prior to a change in control or within 24 months after a change in control. Mr. Salazar’s agreement provides that his severance benefits will be reduced if necessary to preserve deductibility by the Bank or the Company under Section 280G of the Internal Revenue Code.
Under Ms. Salazar’s agreement, executed on August 12, 2021, Ms. Salazar would be entitled to receive a lump sum payment equal to two times the sum of (i) her base salary plus (ii) the average of the annual bonuses received by her during the prior three years and payment of COBRA health insurance premiums for the applicable continuation coverage period determined under COBRA, as applied to the reason for her termination of employment if (a) Ms. Salazar’s employment is terminated other than for cause (as defined in the agreement); (b) Ms. Salazar’s employment is terminated as a result of her death or disability; or (c) Ms. Salazar terminates her employment for good reason (as defined in the agreement) within the three-month period before or the 24-month period after a change in control. Ms. Salazar’s agreement provides that her severance benefit may be reduced to preserve deductibility by the Bank or the Company under Section 280G of the Internal Revenue Code, but only if the net after-tax benefits received by her after such reduction is greater than the net after-tax benefits she would receive without such reduction.
Supplemental Executive Retirement Plan
We sponsor a nonqualified, noncontributory Supplemental Executive Retirement Plan (“SERP”) for the benefit of certain key employees. The plan was adopted in 2004 and provides post-retirement benefit payments to those employees payable in monthly installments beginning at age 65. Retirement benefit amounts have been determined and approved by our Compensation Committee. Plan participants are fully vested at age 65. The SERP’s normal retirement benefit is payable following separation from service after reaching age 65 and is payable over 15 years.
The Bank has purchased life insurance policies on certain key employees. The Bank is the beneficiary of these bank-owned life insurance (“BOLI”) policies, which have cash surrender value and death benefit components. The Bank uses a portion of the income generated from the BOLI policies to fund the expenses for the SERP. The cash surrender value of the life insurance policies held by us totaled $29.5 million as of December 31, 2023. Our expenses related to the SERP totaled $414,000 for the year ended December 31, 2023, and our recorded liability under the SERP totaled $3.4 million as of December 31, 2023.

The following table provides information regarding SERP benefits for our named executive officers.

	Supplemental Executive Retirement Plan
Name	Vested Annual Benefit as of December 31, 2023	Full Annual Benefit at Age 65
R. Blake Chatelain	$144,000	$180,000
Bryon C. Salazar	$64,706	$110,000
Tammi R. Salazar	$70,968	$110,000
Split-Dollar Agreements
The Bank is the owner of various life insurance policies covering certain officers of the Bank, including all of our named executive officers. In connection with these life insurance policies, on October 1, 2004, the Bank entered into Endorsement Method Split-Dollar Agreements with each of our named executive officers, which agreements provide for certain death benefits to the beneficiaries of Mr. Chatelain, Mr. Salazar, and Ms. Salazar. In particular, the Endorsement Method Split-Dollar Agreements provide for a maximum death benefit to Mr. Chatelain’s beneficiaries of $1.4 million, to Mr. Salazar’s beneficiaries of $500,000, and to Ms. Salazar’s beneficiaries of $500,000, which death benefits are subject to reduction to the extent that the officer receives payments under their respective SERPs (as discussed above) upon reaching age 65.
On July 7, 2021, the Bank entered into Supplemental Split-Dollar Agreements with each of our named executive officers providing for an additional maximum death benefit of $100,000 to the beneficiaries of each. All proceeds from the Endorsement Method Split-Dollar Agreements and the Supplemental Split-Dollar Agreements that are not paid to the beneficiaries of our named executive officers will be paid to the Bank.
Risk Assessment of Compensation Policies and Practices
In connection with the Compensation Committee’s evaluation and review of our policies and practices of compensating our employees, including executives and nonexecutive employees, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee has determined that its compensation plans and practices are not likely to have an adverse effect on our risk management practices and the risk-taking of our employees. The plans are subject to review and modification by the Compensation Committee on an annual basis, and the Compensation Committee retains discretion with regard to any bonus award decisions.
Executive Stock Ownership Guidelines
Our Governance Guidelines require our top executives to maintain certain levels of ownership of our common stock, to ensure that their interests are closely aligned with those of our shareholders. The Chief Executive Officer is required to accumulate and hold shares of our common stock having a value at least equal to five times his salary, and each of our executive vice presidents is required to accumulate and hold shares of our common stock having a value at least equal to his or her salary. Our Compensation Committee has discretion to enforce the policy on a case-by-case basis, and covered executives are expected to satisfy this policy within five years after becoming subject to it. All of our named executive officers have satisfied the stock ownership requirements in the Governance Guidelines.
Clawback Policy
Our board of directors has instituted a “clawback” policy with respect to incentive compensation. The clawback policy requires the Company to recover incentive-based compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure in certain circumstances. In the event of an accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company must recover the amount of incentive-based compensation received from covered executives that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amount in such accounting restatement. The policy applies to current and former executive officers, as determined by the board of directors in accordance with the definition of executive officer set forth in Rule 10D-1 under the Exchange Act. At this time, the Company does not award incentive compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.

Compensation of Directors
Pursuant to our Director Compensation Program, we pay our non-employee directors an annual retainer and additional fees based on the directors’ attendance at Company and Bank board and committee meetings held throughout the year. Directors who are also employees receive no additional compensation for their service as directors. During 2023, non-employee directors received the following retainer and meeting fees:
•an annual retainer of $10,000;
•$1,300 for each board meeting attended;
•$500 for each Audit Committee meeting attended by the Audit Committee Chair;
•$300 for each Audit Committee meeting attended by the Audit Committee members; and
•$200 for each other committee meeting attended.
On February 22, 2024, the fee for attending each board meeting was increased to $1,500. When a meeting of the Company’s board of directors is held on the same day as a meeting of the Bank’s board of directors, non-employee directors who serve on both the Company’s board and the Bank’s board do not receive a fee for attending the Company board meeting.
Our Director Compensation Program also allows directors the option of receiving their board attendance fees in Company stock in lieu of cash. Committee attendance fees are only paid to directors in cash. A director who elects to have his or her meeting fees paid in common stock must make the election prior to the start of the applicable calendar year. On January 31 of the year following the applicable year, the Company will issue to such director a number of whole shares of common stock without vesting restrictions equal to the fees accrued during the prior year divided by the closing sales price for a share of our common stock on the date of issuance or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred.
The following table sets forth compensation paid, earned, or awarded during 2023 to each of our non-employee directors. The table includes compensation attributable to the director’s service with the Company and the Bank.

Name	Fees Earned or Paid in Cash	Fees Paid in Company Stock(1)	Total Compensation
M. Scott Ashbrook	$13,000	$13,001	$26,001
Kirk D. Cooper	$33,300	—	$33,300
Michael D. Crowell	$27,000	—	$27,000
Anna Brasher Moreau, D.D.S., M.S.	$14,000	$14,301	$28,301
Robert A. Nichols	$29,300	$—	$29,300
Willie P. Obey	$32,300	—	$32,300
Teddy R. Price	$14,600	$14,301	$28,901
Don L. Thompson	$33,300	$—	$33,300
H. Lindsey Torbett	$35,900	—	$35,900
(1)Represents the aggregate fair market value of shares of our common stock that were granted on January 31, 2024, pursuant to the Director Compensation Program in lieu of cash fees earned for attendance at meetings of the boards of directors of the Company and the Bank held during 2023. The value of shares issued was based upon a per share value of $51.21, which was the closing price for shares of the Company’s common stock on the date of issuance.

Directors are reimbursed for travel, food, lodging, and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our articles of incorporation and bylaws, as well as the articles of incorporation and bylaws of the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Regarding Related Person Transactions
Transactions by the Bank or the Company with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We and our wholly-owned subsidiary, the Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.
Our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and Nasdaq rules concerning related party transactions (the “Related Person Transactions Policy”). Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000, and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial holders of more than 5.0% of our capital stock, and the immediate family members of these persons. Our executive management team, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating and Corporate Governance Committee for approval. In determining whether to approve a related party transaction, the committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators, and the potential violations of other corporate policies. Our Related Person Transactions Policy is available on the “Investor Relations” page of our website at www.redriverbank.net under the “Corporate Governance” tab.
Related Person Transactions
In addition to the compensation arrangements with directors and executive officers described in the “Executive Compensation” section above, from time to time we engage or propose to engage in transactions (“Related Person Transactions”) in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers, or beneficial holders of more than 5.0% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
On March 13, 2024, we entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03 and the John Charles Simpson Jr. Irrevocable Trust UA 25-NOV-03. The children of our former director John C. Simpson are beneficiaries of the trusts, and prior to entering into the Stock Repurchase Agreement, each of the trusts were related parties because each of the trusts beneficially owned more than 5.0% of the outstanding shares of our common stock.
Under the Stock Repurchase Agreement, we are purchasing an aggregate of 200,000 shares of our common stock for a total purchase price of approximately $10.0 million. The purchase price for the common stock reflects a discount to the 60-day volume weighted average price on March 5, 2024.
Our Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors approved the repurchase.
Ordinary Banking Relationships
Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank, us, or our affiliates in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of December 31, 2023, we had approximately

$30.1 million of loans outstanding to our directors and officers, their immediate family members, and their affiliates, as well as those of the Bank, and we had approximately $14.3 million in unfunded loan commitments to these persons. As of the date of this report, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors, and principal shareholders, as well as their immediate family members and affiliates.
29

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY
MANAGEMENT AND PRINCIPAL SHAREHOLDERS
The following table provides information regarding the beneficial ownership of our common stock as of March 1, 2024 by:
•each person known to us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock;
•each of our directors and named executive officers; and
•all directors and executive officers, as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301.
The table below calculates the percentage of beneficial ownership based on 7,092,448 shares of common stock outstanding as of March 1, 2024.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5.0% or Greater Shareholders:
Simeon A. Thibeaux, Trustee(1)	1,238,557	17.5%
Teddy R. Price(2)	437,437	6.2%
John C. Simpson(3)	409,911	5.8%
S3 Dynamics, L.P.(3)	402,411	5.7%

Directors and Named Executive Officers:
M. Scott Ashbrook(4)	98,082	1.4%
Michael J. Brown, C.F.A.	1,500	*
R. Blake Chatelain(5)	160,696	2.3%
Kirk D. Cooper(6)	102,130	1.4%
Michael D. Crowell(7)	27,680	*
Anna Brasher Moreau, D.D.S., M.S.(8)	1,701	*
Robert A. Nichols(9)	41,745	*
Willie P. Obey	15,732	*
Teddy R. Price(2)	437,437	6.2%
Bryon C. Salazar(10)	47,251	*
Tammi R. Salazar(11)	47,251	*
Don L. Thompson(12)	61,474	*
H. Lindsey Torbett(13)	76,180	1.1%
All directors and executive officers as a group (19 persons):	1,170,305	16.5%
*Denotes beneficial ownership representing less than 1.0%.
(1)Based on Amendment No. 1 to the Schedule 13G/A filed on June 23, 2020 by Simeon A. Thibeaux with respect to common stock held as of June 12, 2020. The Schedule 13G/A indicates that Mr. Thibeaux has sole voting and dispositive power over 836,146 shares of common stock, including 414,739 shares of common stock held of record by the Angela Katherine Simpson Trust and 421,407 shares of common stock held of record by the John Charles Simpson Jr. Trust, and shared voting and dispositive power over 402,411 shares of common stock held of record by S3 Dynamics, L.P.
(2)Based on Amendment No. 4 to the Schedule 13G/A filed on February 1, 2024 by Teddy R. Price with respect to common stock held as of December 31, 2023 and the Form 4 filed by Mr. Price on February 2, 2024. Mr. Price has sole voting and dispositive power over 431,404 shares of common stock, including 350,240 shares of common stock held of record by Mr. Price, 64,664 shares of common stock held of record by Kisatchie Industries, LLC, for which

Mr. Price serves as Manager, and 16,500 shares of common stock held in an estate for which Mr. Price serves as executor and that he is expected to own once the estate is settled. Mr. Price has shared voting and dispositive power over 6,033 shares of common stock held of record by his spouse.
(3)Based on the Schedule 13D filed on June 30, 2020 jointly by S3 Dynamics, L.P. and John C. Simpson with respect to common stock held as of June 12, 2020. The Schedule 13D indicates that S3 Dynamics, L.P. has shared voting and dispositive power over 402,411 shares of common stock and that John C. Simpson has sole voting and dispositive power over 7,500 shares of common stock and shared voting and dispositive power over 402,411 shares of common stock.
(4)Includes 48,536 shares of common stock held of record by the Jeffrey M. Ashbrook Testamentary Trust, for which Mr. Ashbrook serves as trustee.
(5)Includes 120,846 shares of common stock held of record jointly by Mr. Chatelain and his spouse and 1,450 shares of unvested restricted stock.
(6)Includes 36,197 shares of common stock held of record by The Cooper Family Limited Partnership, of which Mr. Cooper is general partner, and 23,593 shares of common stock held of record by trusts for which Mr. Cooper is either trustee or co-trustee.
(7)Includes 15,350 shares of common stock held of record by RBC Nexgen, LLC, of which Mr. Crowell serves as a manager.
(8)Includes 865 shares of common stock held of record jointly by Dr. Moreau and her spouse.
(9)Includes 26,000 shares of common stock held of record by Gray Eagle Properties, LP, of which Mr. Nichols is President.
(10)Includes 36,125 shares of common stock held of record jointly with Mr. Salazar’s spouse, Tammi R. Salazar, 4,926 shares of common stock and unvested restricted stock held directly by Ms. Salazar, and 2,020 shares of unvested restricted stock.
(11)Includes 36,125 shares of common stock held of record jointly with Ms. Salazar’s spouse, Bryon C. Salazar, 6,200 shares of common stock and unvested restricted stock held directly by Mr. Salazar, and 2,020 shares of unvested restricted stock.
(12)Includes 52,500 shares of common stock held of record by Don & Mark, LLC, of which Mr. Thompson is managing member.
(13)Includes 4,180 shares of common stock held of record by Mr. Torbett’s spouse.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The Audit Committee performs a critical role in the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditor’s participation in the financial reporting process. The Audit Committee is governed by a charter adopted by the Board, and during the fiscal year, fulfilled its duties and responsibilities as outlined in its charter.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed in accordance with auditing standards, including the matters required by Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), issued by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants as required by the PCAOB and has discussed with the independent registered public accountants their independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
The Audit Committee also has selected EisnerAmper as the independent registered public accounting firm for fiscal year 2024 as more fully described in this proxy statement under the caption “Proposal Two — Ratification of the Appointment of the Independent Registered Accounting Firm.”
Submitted by the Audit Committee of the Board of Directors of Red River Bancshares, Inc.
Kirk D. Cooper
Willie P. Obey
Don L. Thompson
H. Lindsey Torbett, Chair
Independent Auditors
The Audit Committee has recommended, and the board of directors has appointed, EisnerAmper as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2024 fiscal year. Our shareholders are being asked to ratify and approve this appointment at the 2024 annual meeting.

Fees to Independent Auditors
The following table presents fees for professional services rendered by EisnerAmper(1) for 2023 and 2022:

	2023(2)	2022(3)
Audit fees	$195,400	$179,250
Audit-related fees	74,750	69,500
Tax fees	—	—
All other fees	—	—
Total	$270,150	$248,750
(1)    As described in this proxy statement under the caption “Proposal Two — Ratification of the Appointment of the Independent Registered Accounting Firm,” the Company received auditing services from P&N in 2022 and 2023, until such services were transitioned to EisnerAmper.
(2)     The amount of fees for 2023 is based on fees billed and paid to date and on an estimate for the remaining services to be provided by EisnerAmper, including in connection with the audit of the Company’s 2023 financial statements, internal control over financial reporting, and audit of the Red River Bank 401(k) Profit-Sharing Plan financial statements for 2023. The final amount of the fees for those services may vary from the estimate.
(3)    The amount of Audit fees for 2022 was decreased by $6,500 from what was reported in our 2023 proxy statement to reflect the final fees related to the 2022 period.
As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” such services include an audit of our 401(k) plan; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”
The Audit Committee has reviewed the audit and non-audit fees paid by the Company to EisnerAmper for 2023 and 2022 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence and concluded that such fees did not impair EisnerAmper’s independence. The Audit Committee pre-approves all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair their independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors. During 2023, the Audit Committee pre-approved all services provided to us by our independent auditor.

OTHER MATTERS
Our board of directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the annual meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain thereon in their discretion.
SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR 2025 ANNUAL MEETING
Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2025 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana 71301, addressed to Julia E. Callis, Senior Vice President, General Counsel, and Corporate Secretary, no later than November 20, 2024. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8. However, as the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our board of directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws. To be timely for our 2025 annual meeting, the notice must be received by our Corporate Secretary at our principal executive offices no later than February 1, 2025 and not earlier than January 2, 2025, unless our 2025 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2024 annual meeting. In that case, to be timely, notice must be delivered not later than the close of business on the tenth day following the date on which notice of the date of the 2025 annual meeting is mailed or public disclosure of the date of the 2025 annual meeting is made, whichever occurs first. The Nominating and Corporate Governance Committee will evaluate director nominees proposed by shareholders on the same basis as recommendations received from any other source.
To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws. You may obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices. The chair of the annual meeting may refuse to acknowledge any director nomination, or the proposal of any business, not made in compliance with the procedures contained in our bylaws.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025. However, if the date of the 2025 annual meeting is more than 30 days before or after the date of the anniversary of the 2024 annual meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2025 annual meeting or the tenth day following the day on which public announcement of the date of the 2025 annual meeting is first made, as provided by Rule 14a-19. These deadlines assume that the shareholder has not previously filed a proxy statement with the required information.
COST OF ANNUAL MEETING AND PROXY SOLICITATION
We will bear all costs associated with the 2024 annual meeting, including the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, email, or other electronic means. No director, officer, or employee will be paid any additional compensation for any solicitation activities, although we will reimburse them for any out-of-pocket expenses. We may request brokers, banks, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies, and may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting via the live webcast.

ANNUAL REPORT ON FORM 10-K
The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, to any shareholder upon written request to:
Red River Bancshares, Inc.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301
Attn: Corporate Secretary
The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the year ended December 31, 2023, as filed with the SEC, accompanies but does not constitute part of this proxy statement.
This proxy statement, along with our Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2023, are available free of charge on our website, www.redriverbank.net, under “Investor Relations.”
35

RED RIVER BANCSHARES, INC.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/RRBI**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-390-5265**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Red River Bancshares, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 1, 2024

DATE: Thursday, May 2, 2024
TIME: 2:00 PM, Central Daylight Time
PLACE: Annual Meeting to be held via Live Webcast - please visit www.proxydocs.com/RRBI to register

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Teddy R. Price and R. Blake Chatelain, and each or either of them ("Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of RED RIVER BANCSHARES, INC. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card, or unless you vote by telephone or internet in the manner described herein.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Red River Bancshares, Inc.

Annual Meeting of Shareholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

COMPANY PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Election of Directors				
	FOR	WITHHOLD		
1.01 M. Scott Ashbrook	☐	☐		FOR
1.02 Michael J. Brown, CFA	☐	☐		FOR
1.03 R. Blake Chatelain	☐	☐		FOR
1.04 Kirk D. Cooper	☐	☐		FOR
1.05 Michael D. Crowell	☐	☐		FOR
1.06 Anna Brasher Moreau, DDS, MS	☐	☐		FOR
1.07 Robert A. Nichols	☐	☐		FOR
1.08 Willie P. Obey	☐	☐		FOR
1.09 Teddy R. Price	☐	☐		FOR
1.10 Don L. Thompson	☐	☐		FOR
1.11 H. Lindsey Torbett	☐	☐		FOR
	FOR	AGAINST	ABSTAIN	
2. To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐	FOR

You must pre-register by May 4, 2023 at 2:00 p.m. Central Daylight Time at www.proxydocs.com/RRBI to attend the meeting online.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date